UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2006 (May 5, 2006)

Commission File Number: 000 - 28305

SYNGAS INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4

(Address of principal executive offices)

(604) 604-646-5611

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On  May 5, 2006, Robert Klein, a director and President, Chief Executive Officer and Chief Financial Officer of Syngas International Corp. (the “Company”), submitted his resignation notice to the Company, effective immediately.  The resignation was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 5, 2006, the Company’s board of directors appointed Wilf Ouellette as President, Chief Executive Officer and Chief Financial Officer of the Company.  Mr. Ouellette has been a director of the Company since July 1, 2005.  Mr. Ouellette has been a director and the Chief Executive Officer of Syngas Energy Corp., the Company’s wholly owned subsidiary, since February 2005.  Mr. Ouellette has over 25 years experience in process combustion.  From 2001 to the present he has worked as a consultant through his own company, Aclade Energy Corp., offering consulting services in the waste to energy industry, developing new projects in the energy sector and marketing the fluidized bed gasifier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2006		SYNGAS INTERNATIONAL CORP.
(Issuer)

		By:	/s/ Wilf Ouellette
Wilf Ouellette, Director, President,
Chief Executive Officer,
Chief Financial Officer